Exhibit 2.1B

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”) is made and entered into as of October 30, 2008, by and among HECKMANN CORPORATION, a Delaware corporation (“Parent”), HECKMANN ACQUISITION II CORP., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and CHINA WATER AND DRINKS, INC., a Nevada corporation (the “Company”), and amends that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Parent, Merger Sub and the Company dated as of May 19, 2008 as amended on September 29, 2008 by Amendment No. 1 to Agreement and Plan of Merger and Reorganization.

RECITALS

A.    Pursuant to the Merger Agreement, as amended, the Company will be merged with and into Merger Sub (the “Merger”) with the Company ceasing to exist and Merger Sub remaining as a wholly owned subsidiary of Parent.

B.    Pursuant to Section 8.1 of the Merger Agreement, Parent, Merger Sub and the Company, may amend the Merger Agreement by signing an instrument in writing, provided that any such amendment is authorized by their respective boards of directors.

C.    To the extent required under and in accordance with the Merger Agreement, the NRS, and the Company’s Articles of Incorporation and Bylaws, concurrent with the execution of this Amendment by the partiers hereto, Xu Hong Bin and Chen Xing Hua, in their capacity as Company stockholders, will execute and deliver in accordance with NRS §78.320 a written consent, pursuant to which Xu Hong Bin and Chen Xing Hua will irrevocably consent to reaffirm their adoption of the Merger Agreement, as amended, and approval of the Merger, and adopt this Amendment.

D.    Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

Now therefore, in accordance with the procedures for amendment of the Merger Agreement set forth in Section 8.1 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1: AMENDMENT

1.1    Section 6.2 of the Merger Agreement, as amended, is amended by deleting subsection (h) and replacing subsection (h) with the following:

“(Intentionally omitted)”

1.2    Section 6.2 of the Merger Agreement, as amended, is amended by deleting subsection (j) and replacing subsection (j) with the following:

“(Intentionally omitted)”

1.3    Section 1.7(a) of the Merger Agreement, as amended, is amended by deleting subpart (A) of the definition of “Total Cash Consideration” and replacing it with the following:

“(A) all cash paid in connection with Cash/Stock Elections and all cash paid under the Related Agreements,”

SECTION 2: MISCELLANEOUS PROVISIONS

2.1    Effectiveness. This Amendment shall become effective upon execution.

2.2    Representations and Warranties.

         2.2(a) The Company represents and warrants that the Board of Directors of the Company has, as of the date of this Amendment, unanimously (i) reaffirmed its adoption of the Merger Agreement, as amended, and adopted this Amendment, (ii) declared the Merger Agreement, as amended, and this Amendment to be advisable and (iii) resolved to recommend to the stockholders of the Company that they vote in favor of reaffirming their adoption of the Merger Agreement and approval of the Merger, and adopting this Amendment in accordance with the NRS.

         2.2(b) Parent represents and warrants that the Parent Board (including any required committee or subgroup of the Parent Board) has, as of the date of this Amendment, unanimously (i) reaffirmed its declaration of the advisability and approval of the Merger, (ii) reaffirmed its adoption and approval of the Merger Agreement and the transactions contemplated thereby, and approved and adopted this Amendment and the transactions contemplated hereby, (iii) reaffirmed its determination that the Merger is in the best interests of the stockholders of Parent, and (iv) reaffirmed its determination that the fair market value of the Company is equal to at least 80% of Parent’s net assets (excluding deferred underwriting discounts and commissions).

2.3    Approval of Stockholders. The Company shall promptly after the date hereof take all action necessary in accordance with the NRS and its Articles of Incorporation and Bylaws to obtain written consents required to be executed and delivered pursuant to the Majority Stockholder Written Consent Agreements, as amended, from Xu Hong Bin and Chen Xing Hua evidencing their adoption of this Amendment and reaffirming their adoption of the Merger Agreement, as amended, and approval of the Merger.

2.4    Limited Nature of Amendment. Except as expressly amended hereby, the Merger Agreement, as amended, remains in full force and effect in accordance with its terms and this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, representations, warranties, covenants or agreements contained in the Merger Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

2.5    Governing Law. Except to the extent that the corporate laws of the State of Delaware apply to a party, this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

2.6    Execution of Agreement; Counterparts; Electronic Signatures.

         2.6(a) This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

         2.6(b) The exchange of copies of this Amendment and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf” format), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of an original Amendment for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         2.6(c) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et seq.), the Uniform Electronic Transactions Act, or any other Legal Requirement relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the parties, no party shall be deemed to have executed this Amendment or any other document contemplated by this Amendment (including any amendment or other change thereto) unless and until such party shall have executed this Amendment or such document on paper by a handwritten original signature or any other symbol executed or adopted by a party with current intention to authenticate this Amendment or such other document contemplated.

2.7    Headings. The headings contained in this Amendment are for convenience of reference only, shall not be deemed to be a party of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.

[Remainder of page intentionally left blank – signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written:

HECKMANN CORPORATION

By:	/s/ Richard J. Heckmann

Name:	Richard J. Heckmann

Title:	Chairman & CEO

HECKMANN ACQUISITION II CORP.

By:	/s/ Donald G. Ezzell

Name:	Donald G. Ezzell

Title:	President/Director

CHINA WATER AND DRINKS, INC.

By:	/s/ Xu Hong Bin

Name:	Xu Hong Bin

Title:	President

By their signatures below, in accordance with the Company’s bylaws and NRS §78.320, the undersigned irrevocably consent to and adopt this Amendment and reaffirm their adoption of the Merger Agreement, as amended, and approval of the Merger:

/s/ Xu Hong Bin
Xu Hong Bin

/s/ Chen Xing Hua
Chen Xing Hua

(Signature Page to Amendment No. 2 to Agreement and Plan of Merger and Reorganization)